UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2001

BROWN SHOE COMPANY, INC. (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000 (Registrant's telephone number, including area code)

N/A (Former name, former address and former fiscal year, if changed since last report)

ITEM 9. REGULATION FD DISCLOSURE

Executives of Brown Shoe Company, Inc. will be participating in a meeting with analysts and investors hosted by Wells Fargo Van Kasper on September 6, 2001. The Company's presentation slides will be available for one week on its website (http://www.brownshoe.com/news/news_financial.asp) and a copy of the Company's press release issued on September 6, 2001 is attached hereto and incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROWN SHOE COMPANY, INC.

Date: September 6, 2001	/s/ Michael I. Oberlander
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit #	Description of Exhibit

99.1	Press Release dated September 6, 2001